                                                                    EXHIBIT 99.1

Erin Collopy                                            Emily Swanson
General Magic                                           TSI Communications
1 + 408 774 4225                                        1 + 650 635 0200 xt. 206
erin@generalmagic.com                                   eswanson@tsicomm.com

Debbie Frakes
OnStar
1+248-588-4898
deborah.frakes@onstar.com


FOR IMMEDIATE RELEASE


                  GENERAL MAGIC DELIVERS INITIAL FEATURE SET OF
                            ONSTAR'S VIRTUAL ADVISOR
                  Nationwide launch to be completed Spring 2001

SUNNYVALE, Calif. (February 21, 2001) - General Magic, Inc. (Nasdaq: GMGC), a premier voice application services provider, today announced that it has completed the delivery of the initial feature set for OnStar's Virtual Advisor
(TM). General Magic was selected by OnStar to design and host the Virtual Advisor because of its innovative and sophisticated technology, voice user interface (VUI) design expertise, and state-of-the-art scaleable voice platform and hosting facilities.

OnStar's Virtual Advisor, which will be rolled out nationally this spring, provides drivers with access to a personalized, voice-activated, in-vehicle connection to e-mail, sports scores, stock quotes, news and weather, simply and easily, with no screens or displays.

OnStar's Virtual Advisor gives subscribers the ability to build a personalized profile on the OnStar.com Web page by entering information about favorite sports and sports teams, portfolio stocks, ZIP codes for relevant weather reports, and more. With the push of one button and a simple voice command "Virtual Advisor" subscribers can immediately hear their personalized information read to them via a General Magic personality-rich voice user interface, created specifically for the in-car environment.

"OnStar's Virtual Advisor is one of the most exciting innovations in automotive history, offering cutting edge technology and personal service with an unparalleled level of safety, security and information," said Kathie Layton, president and CEO of General Magic. "OnStar is leading the automotive industry in offering drivers access to real-time, voice-enabled, personalized messaging and information services. Our relationship with OnStar allows General Magic to play a leading role in enabling applications that leverage the convergence of advanced speech, wireless and Internet technologies."

"The Virtual Advisor platform provides OnStar with an extremely attractive open-ended service delivery platform, which opens a gateway to millions of customers," said Chet Huber, OnStar president. "And importantly, unlike the many other ways consumers access this type of information while driving, OnStar's Virtual Advisor is specifically designed for a vehicle environment, allowing customers to keep their eyes on the road and hands on the wheel. We selected General Magic as a partner because they could build a sophisticated, yet easy-to-use solution that can scale seamlessly alongside our rapidly expanding subscriber base."

ABOUT GENERAL MAGIC

General Magic is a voice application service provider dedicated to delivering customized voice applications, hosting, and professional services to leading telecommunications, enterprise and Internet companies. With its award-winning VoiceXML-based magicTalk communications platform and years of experience, General Magic offers the premier voice user interface that combines language, personality, and logic, creating a natural conversation between people and information. General Magic creates value for its customers by building voice solutions that strengthen customer relations, deliver value-added services, and provide access to content anytime, anywhere. General Magic is headquartered in Sunnyvale, California. For additional information about General Magic, visit the company's web site at http://www.generalmagic.com.

ABOUT ONSTAR
OnStar is the nation's leading provider of in-vehicle safety, security and information services. Using the Global Positioning System (GPS) satellite network and wireless technology, OnStar links the driver and vehicle to the OnStar Center, where advisors are available to offer real-time, personalized service 24 hours a day, 365 days a year. OnStar services include automatic notification of air bag deployment, stolen vehicle tracking, emergency services, roadside assistance with location, remote door unlock, remote diagnostics, route support, OnStar Concierge and convenience services. Additional information is available on the Web at www.onstar.com.


                                      # # #

General Magic notes that the forward-looking statements in this press release involve known and unknown risks, uncertainties and other factors that may cause industry trends, or actual results, performance or achievement to be materially different from any future trends, results, performance or achievements expressed or implied by these statements. These include, among others, risks and uncertainties concerning the adequacy of the Company's financial resources to execute its business plan; market acceptance of the Company's technologies and services; the Company's ability to attract, retain and motivate key technical, marketing and management personnel; the ability of the Company to establish and maintain relationships with businesses that have high volume customer interactions, and to establish alliances with companies that offer technology solutions for such businesses; the challenges inherent in the development, delivery and implementation of complex technologies; the ability of the Company's third party technology partners to timely develop, license or support technology necessary to the Company's services; and the Company's ability to respond to competitive developments. These and other risks and uncertainties are detailed in General Magic's Registration Statement on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2000.

General Magic and magicTalk are trademarks of General Magic, Inc., which may be registered in some jurisdictions


                                       3